Exhibit 4.1
Certificate Number 1
Number of Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T 84,784
Fixed Rate Cumulative Perpetual Preferred Stock, Series T
of Midwest Banc Holdings, Inc.
     Midwest Banc Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the United States Department of Treasury (the “Holder”) is the registered owner of 84,784 fully paid and non-assessable shares of preferred stock of the Corporation designated as the Fixed Rate Cumulative Perpetual Preferred Stock, Series T, par value $0.01 per share, liquidation preference $1,000.00 per share (the “Series T Preferred Stock”). The shares of the Series T Preferred Stock are transferable on the books and records of the Corporation, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series T Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Fixed Rate Cumulative Perpetual Preferred Stock, Series T of the Corporation, dated December 5, 2008, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.
     Reference is hereby made to select provisions of the Series T Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth in this certificate.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
     IN WITNESS WHEREOF, the Corporation has executed this Series T Preferred Stock certificate as of the date set forth below.
     MIDWEST BANC HOLDINGS, INC.

By:
Name:	James J. Giancola
Title:	President and Chief Executive Officer

By:
Name:	JoAnn Sannasardo Lilek
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: December ___, 2008

REVERSE OF SECURITY
          Cumulative dividends on each share of Series T Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Corporation from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation. Dividends may be paid only in cash.
          The shares of the Series T Preferred Stock shall be redeemable as provided in the Certificate of Designation.
          The Corporation shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Corporation’s stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be directed to Investor Relations, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series T Preferred Stock evidenced hereby to agent to transfer the shares of Series T Preferred Stock evidenced hereby on the books of the Corporation. The agent may substitute another to act for him or her.

Date	Signature

(Sign exactly as your name appears on the other side of this Series T Preferred Stock certificate)

(Insert assignee’s social security or tax identification number)

(insert address and zip code of assignee)

and irrevocably appoints

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

Signature Guarantee(1)

(1)	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934. as amended.